EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             AK HOLDING CORPORATION


     Pursuant to Sections 607.1002, 607.1003 and 607.1007 of the Florida Business Corporation Act, AK Holding Corporation (the "Corporation") hereby adopts the following Second Amended and Restated Articles of Incorporation:

                                       I.

     The name of the Corporation shall be AK Holding Corporation.

                                       II.

     This Corporation shall have perpetual existence.

                                      III.

     The Corporation is organized for the following purposes:

     A. To engage in the operation of investments and dealer in securities and/or to act as a holding corporation for such subsidiaries.

     B. To sell, assign, lease, and deal with investments and securities in any name and nature, including the investments and securities of others, whether individuals, partnerships, or corporations, and to do so for compensation.

     C. To engage in such business to the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage, or otherwise dispose of and deal in lands and leaseholds, and any interest, estate, and rights in real property, and any personal or mixed property, and any franchises, rights, licenses, or privileges necessary, convenient, or appropriate for any of the purposes herein expressed.

     D. To engage in any other activity allowed by law.

                                       IV.

     A. The aggregate number of shares of capital stock the Corporation shall have the authority to issue shall be forty million (40,000,000) shares, consisting of the following securities:

         (1) thirty million (30,000,000) common shares, $.01 par value, designated as Class A Common Shares;


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         (2) five million (5,000,000) common shares, without par value, designated as Class B Common Shares; and

         (3) five million (5,000,000) preferred shares (the "Preferred Shares").

     Effective upon the filing of these Second Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida (the "Effective Time"), each Common Share of the Corporation issued and outstanding immediately prior to the Effective Time, other than those 50,440 Common Shares represented by Certificate Nos. 4 and 5 in the amounts of 4,286 and 46,154 shares, respectively (the "Minority Shares"), shall be automatically converted without further action into one (1) fully paid and non-assessable Class A Common Share of the Corporation and six (6) fully paid and non-assessable Class B Common Shares of the Corporation. With respect to the Minority Shares, each share of the Minority Shares shall be automatically converted without further action into one (1) fully paid and non-assessable Class A Common Share of the Corporation.

     B. Except to the extent otherwise provided below, the holders of the Class A Common Shares (the "Class A Holders") and the holders of the Class B Common Shares (the "Class B Holders") shall have the same powers, designations, preferences and participation rights and privileges. The Class A Holders and the Class B Holders shall share with each other on a ratable basis as a single class in the net assets of the Corporation upon dissolution, subject to any preferences that may be established for the Preferred Shares. The Class A Holders and the Class B Holders shall have the following specific powers, designations, preferences, and relative participating rights and privileges:

         (1) Each Class A Common Share shall be entitled to one (1) vote per share and each Class B Common Share shall be entitled to ten (10) votes with respect to each matter submitted to a vote of the shareholders of the Corporation.

         (2) Each Class A Common Share and each Class B Common Share shall have the right to vote, but not as separate classes except to the extent required by law or as otherwise provided in subsection B(3) below, upon all matters submitted to a vote of the shareholders of the Corporation. The presence in person or by proxy of a majority of all votes entitled to be cast on the matter by the Class A Common Shares and the Class B Common Shares taken as a whole, shall constitute a quorum for action on that matter.

         (3) In addition to any other vote required by law, the Corporation may not alter or change, by increase, diminution, or otherwise, the relative rights, preferences, privileges, restrictions, dividend rights, voting power or other powers given to the Class A Common Shares and the Class B Common Shares pursuant to this Article IV other than by the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of all the votes entitled to be cast by each class of Common Shares to be adversely affected thereby voting as a separate class, except that the Corporation may increase the total number of authorized Class A Common Shares that may be issued by the Corporation by the affirmative vote of a majority of all the votes entitled to be cast by the Class A Common Shares and the Class B Common Shares voting together, without regard to class. In the event that the Board of Directors declares a dividend or distribution payable in the Common Shares of the Corporation and there are an insufficient number of authorized Class B Common Shares available to distribute in accordance with Paragraph (4)(b) below, then the Class B Common Shares may vote on an


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amendment to these Articles of Incorporation increasing the number of authorized shares of such class to the number sufficient to permit the issuance of the stock dividend or distribution, without submitting such vote for approval of the Class A Common Shares.

     (4) The Class A Holders and the Class B Holders shall be entitled to receive such dividends and other distributions in cash, stock, or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that:

         (a) No cash dividend may be declared and paid on either the Class A Common Shares or the Class B Common Shares unless a dividend of an equal amount of cash per share has been declared and paid on the other class of Common Shares; and

         (b) In the case of dividends or other distributions payable in shares of the Corporation, including a distribution pursuant to any share split or division, which occurs after the initial issuance of Class B Common Shares by the Corporation, only Class A Common Shares shall be distributed with respect to Class A Common Shares and only Class B Common Shares, in an amount per share equal to the amount per share distributed with respect to the Class A Common Shares, shall be distributed with respect to Class B Common Shares.

         (c) In the case of any combination, reclassification, or recapitalization of the Class A Common Shares, the Class B Common Shares shall also be combined, reclassified, or recapitalized so that the number of Class B Common Shares outstanding immediately following such combination, reclassification, or recapitalization shall bear the same relationship to the number of Class B Common Shares outstanding immediately prior to such combination, reclassification or recapitalization as the number of Class A Common Shares outstanding immediately following such combination, reclassification or recapitalization bears to the number of Class A Common Shares outstanding immediately prior to such combination, reclassification or recapitalization.

         (d) In the case of any combination, reclassification, or recapitalization of the Class B Common Shares, the Class A Common Shares shall also be combined, reclassified, or recapitalized so that the number of Class A Common Shares outstanding immediately following such combination, reclassification, or recapitalization shall bear the same relationship to the number of Class A Common Shares outstanding immediately prior to such combination, reclassification or recapitalization as the number of Class B Common Shares outstanding immediately following such combination, reclassification or recapitalization bears to the number of Class B Common Shares outstanding immediately prior to such combination, reclassification or recapitalization

         (e) Class A Common Shares outstanding at any time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding unless at the same time the Class B Common Shares are reverse split or combined so that the number of Class B Common Shares outstanding immediately following such reclassification or recapitalization shall bear the same relationship to the number of Class B Common Shares outstanding immediately prior to such reclassification or recapitalization as the number of Class A Common Shares outstanding immediately following such reclassification or


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recapitalization bears to the number of Class A Common Shares outstanding immediately prior to such reclassification or recapitalization.

         (f) Class B Common Shares outstanding at any time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding unless at the same time the Class A Common Shares are reverse split or combined so that the number of Class A Common Shares outstanding immediately following such reclassification or recapitalization shall bear the same relationship to the number of Class A Common Shares outstanding immediately prior to such reclassification or recapitalization as the number of Class B Common Shares outstanding immediately following such reclassification or recapitalization bears to the number of Class B Common Shares outstanding immediately prior to such reclassification or recapitalization.

     (5) Any outstanding Class B Common Shares shall be convertible into fully paid and nonassessable Class A Common Shares at the option of the holder thereof on a one-share-for-one- share basis; provided, however, that, except as otherwise provided in these Articles of Incorporation, no Class B Common Shares shall be converted into Class A Common Shares prior to the third anniversary of the Effective Time. In order for a shareholder to effect any such conversion, such shareholder must furnish the Corporation with a written notice of the request for conversion, which notice shall be addressed to the principal office of the Corporation or to the Corporation's designated transfer agent, shall state the number of Class B Common Shares to be converted into Class A Common Shares, shall state the name of the person(s) in whose name(s) the Class A Common Shares are to be registered and shall be accompanied by a certificate or certificates representing such shares, properly endorsed and ready for transfer. A conversion shall be deemed to be made (and the holder of such shares shall be deemed to be the holder of record of an equal number of Class A Common Shares) at the close of business on the date when the Corporation or transfer agent has received the prescribed written notice and required certificate or certificates, properly endorsed and ready for transfer. The Corporation hereby reserves and shall at all times reserve and keep available out of its authorized and unissued Class A Common Shares, for the purposes of effecting conversion such number of duly authorized Class A Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Shares.

     C. (1) The Corporation shall not issue, either from its authorized, unissued shares or from its treasury, and a Class B Holder shall not transfer record or beneficial ownership of, and the Corporation shall not register the transfer of, whether by sale, assignment, gift, bequest, appointment or otherwise, any Class B Common Shares except to W. Jonathan Wride, Rita G. Sandell or a Permitted Transferee (as hereinafter defined). Subsequent issuances or transfers of Class B Common Shares and dividends and distributions payable in Class B Common Shares, including any distribution pursuant to a stock split or division, shall be subject to the rights and limitations set forth in this
Article IV. Any transfer of record or beneficial ownership of Class B Common Shares to a person or entity other than W. Jonathan Wride, Rita G. Sandell or a Permitted Transferee shall result in the conversion of such Class B Common Shares into Class A Common Shares as provided in subsection C(4) below. A "Permitted Transferee" shall mean, with respect to each person or entity from time to time shown as the record holder of Class B Common Shares:


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         (a) A member of any such holder's immediate family which immediate family consists of the spouse, parents, lineal descendants (including adopted children and stepchildren), the spouse of any lineal descendant, and brothers and sisters of such holders;

         (b) The trustee of a trust (including a voting trust) exclusively for the benefit of such holder and/or one or more of his Permitted Transferees described in subsection C(1) other than this clause (b), provided that such trust may grant a general or special power of appointment to any person subject to the limitation that no Class B Common Shares shall be transferred to any person or entity that is not a Permitted Transferee; or

         (c) A corporation if all of the outstanding capital stock of such corporation which is entitled to vote for the election of directors is owned by, or a partnership if all of the partners of such partnership are and all of the beneficial interests in the partnership are owned by, the Class B Holder or his or her Permitted Transferees determined pursuant to this subsection C(1); provided that, if by reason of any change in ownership of such share or partnership interest, such corporation or partnership would no longer qualify as a Permitted Transferee under this clause (c), all of the Class B Common Shares held by such corporation or partnership shall, immediately and without further act, be converted into Class A Common Shares as provided in subsection C(4) below.

     (2) Notwithstanding the foregoing, any Class B Holder may pledge such holder's Class B Common Shares to a pledgee pursuant to a bona fide pledge of such shares as collateral for security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of pledgee and shall remain subject to the provisions of this Article IV(C). In the event of foreclosure or other similar action by the pledgee, such pledged Class B Common Shares may only be transferred to W. Jonathan Wride, Rita G. Sandell or a Permitted Transferee of the pledgor or converted into Class A Common Shares as provided in subsection C(4) below, as the pledgee may elect. The conversion into Class A Common Shares pursuant to this subsection C(2) may be made at any time and will not be subject to the time limitations specified in subsection B(5) hereof.

     (3) For purposes of this Article IV(C), each reference to a corporation shall include any successor corporation resulting from merger or consolidation.

     (4) Upon any transfer of Class B Common Shares of record or beneficially to any person or entity other than W. Jonathan Wride, Rita G. Sandell or a Permitted Transferee, notwithstanding subsection B(5), all of the Class B Common Shares so transferred shall convert into an equal number of Class A Common Shares, effective as of the date on which the certificates representing such Class B Common Shares being transferred are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing or verifying a list of shareholders entitled to vote at any meeting of shareholders or as a condition to the transfer or registration of Class B Common Shares on the books of the Corporation, require the furnishing of such affidavits or other proof as it may deem necessary to confirm that conversion of any Class B Common Shares to Class A Common Shares is not required under these Articles of Incorporation prior to any such vote, transfer or registration.

     (5) The Class B Common Shares shall be registered only in the name of W. Jonathan Wride, Rita G. Sandell or a Permitted Transferee as the registered or beneficial owner thereof and


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


not in a "street" or "nominee" name. For purposes of this Article IV(C), a "beneficial owner" shall mean a person who can, or any entity which possesses the power to, either singly or jointly, direct the voting or disposition of such shares. The Corporation shall note on the certificates representing Class B Common Shares that there are restrictions on the transfer and the registration of the transfer of such shares imposed by these Articles of Incorporation.

     D. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and this Article IV, to provide for the issuance of Preferred Shares in classes or series, and to fix the designations, powers, preferences, and the rights of such classes or series and any qualifications, limitations, or restrictions thereof, as shall be hereafter stated and expressed in the Articles of Amendment to these Articles of Incorporation adopted by the Board of Directors providing for the issuance of Preferred Shares from time to time.

                                       V.

     No shareholders shall have the preferential or preemptive right to subscribe for or to purchase any shares of any class, any rights, warrants, or options with respect thereto, or any obligation convertible into or exchangeable for any such shares or other securities whether out of unissued shares or other securities or out of shares or other securities acquired by the Corporation after the issue thereof, regardless of the consideration therefor.

                                       VI.

     The principal place of business and mailing address of this Corporation is 400 Fifth Avenue South, Naples, Florida 34102.

                                      VII.

     The registered agent of the Corporation is W. Jonathan Wride. The street address of the Corporation's registered office is 400 Fifth Avenue South, Naples, Florida 34102.

                                      VIII.

     The Florida Control-Share Acquisition sections of the Florida Business Corporation Act (607.0901 through 607.0903) shall not be applicable to this Corporation.

                                       IX.

     In addition to any approval of the Board of Directors or any shareholder vote or consent required by the laws of the State of Florida or any other provision of these Articles of Incorporation or otherwise, the affirmative vote or consent of not less than sixty-six and two-thirds percent (66 2/3%) of all the votes entitled to be cast by each class of Common Shares shall be required to authorize, adopt or approve a Covered Transaction; however, the provisions of this Article IX shall not apply to any Covered Transaction referred to in this
Article IX with any Interested Person if the Covered Transaction is approved by a majority of the Disinterested Directors of the Corporation, in which


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event the affirmative vote of not less than a majority of all votes entitled to be cast by each class of Common Shares shall be required.

     For the purpose of this Article IX:

         1. "Affiliate" and "associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

         2. A person shall be the "beneficial owner" and "beneficially owns" stock of the Corporation (other than the shares of the Corporation's stock held in its treasury) (a) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not, (b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of securities of the Corporation.

         3. "Covered Transaction" is:

            (a) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into (i) any Interested Person (regardless of the identity of the surviving corporation) or
                (ii) any other person which is, or after such merger or consolidation would be, an Affiliate of the Interested Person;

            (b) any sale, lease or other disposition of all or any substantial part (assets having an aggregate fair market value of twenty-five percent (25%) of the total assets of the Corporation) of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof;

            (c) any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration for or in exchange of any securities or other property (including cash); or

            (d) the liquidation of the Corporation.

     4. "Disinterested Director" means any member of the Board of Directors of the Corporation (the "Board") who is not affiliated with the Interested Person and who was a member of the Board prior to the time that the Interested Person became an Interested Person, and any successor of a Disinterested Director who is unaffiliated with the Interested Person and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the


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Board, and any person elected to fill a newly created directorship who is unaffiliated with, and not a nominee of, the Interested Person, and who is recommended by a majority of the Disinterested Directors then on the Board.

     5. "Interested Person" is any person (or an Affiliate of such person within two years of the date in question) which, as of the record date for the determination of shareholders entitled to notice of any Covered Transaction and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of any Covered Transaction, beneficially owns, directly or indirectly, ten percent (10%), or more of the shares of the Corporation eligible to vote on a matter submitted to a vote of the shareholders of the Corporation; provided, however, that the term "Interested Person" shall not include W. Jonathan Wride or Rita G. Sandell (whether individually or together).

     6. "Person" is any individual, partnership, corporation or other entity.

     7. "Subsidiary of the Corporation" is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

     No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article IX, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Florida in effect at the time, shall receive the affirmative vote or consent of the holders of seventy-five percent (75%) of all the votes entitled to be cast by each class of Common Shares of the Corporation on a matter submitted to a vote of the shareholders of the Corporation. X.

                                       X.

     A. In addition to any approval of the Board of Directors or any shareholder vote or consent required by the laws of the State of Florida or any other provision of these Articles of Incorporation or otherwise, there shall be required for the approval, adoption or authorization of a Business Combination with an Interested Person the affirmative vote or consent of the holders of a majority of the shares of each class of stock of the Corporation eligible to vote on a matter to be submitted to a vote of the shareholders of the Corporation considered separately for the purposes of this Article X, which are not beneficially owned, directly or indirectly, by such Interested Person; provided, however, that said majority voting requirements shall not be applicable if either (i) the Business Combination is approved by a majority of Disinterested Directors or (ii) all of the conditions specified in subparagraphs
(1), (2) and (3) below are met:

     1. The consideration to be received per share for each class of stock in such Business Combination by holders of the stock of the Corporation is payable in cash or Acceptable Securities, or a combination of both, and such consideration has a fair market value per share with respect to each class of the Corporation's stock of not less than either:

         (a) the highest price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by said Interested Person in acquiring any of the Corporation's stock of that class; or


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         (b) a price per share obtained by multiplying the aggregate earnings per share of stock of the Corporation (appropriately adjusted for any subdivision of shares, stock dividend or combination of shares during the period) for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes or consents on such Business Combination by the figure obtained by dividing the highest per share price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by such Interested Person in acquiring any of the Corporation's stock by the aggregate earnings per share of the Corporation for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of ten percent (10%) or more of the outstanding shares of the Corporation eligible to vote on a matter to be submitted to a vote of the shareholders of the Corporation.

     If any securities were issued by an Interested Person in exchange for stock of the Corporation prior to the proposed Business Combination, the fair market value of said securities at the time of issue shall be used in determining the per share price paid for said stock.

     2. After the Interested Person has become an Interested Person and prior to the consummation of such Business Combination, there shall have been no reduction in the rate of dividends payable on the Corporation's stock which would result in a quarterly dividend rate per share which is less than the average quarterly dividend rate per share for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of said ten percent (10%) or more of the shares of the Corporation, unless such reduction in the rate of dividends has been approved by a majority of the Disinterested Directors. For the purposes of this paragraph, "quarterly dividend rate per share" for any quarterly dividend shall be equal to the percentage said quarterly dividend per share bears to the earnings per share for the four full fiscal quarters immediately preceding the declaration of said quarterly dividend.

     3. The consideration to be received by shareholders who are not Interested Persons shall be in cash or in the same form as the Interested Person has previously paid for shares of such class of stock; if the Interested Person has paid for shares of any class of any stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by it.

     B. For the purposes of this Article X:

     1. "Acceptable Securities" shall mean (a) securities of the same class or series, with the same rights, powers and benefits and of the same denomination, term and interest, or dividend, if any, as the securities issued and delivered by the Interested Person in exchange for the majority of the stock of the corporation acquired by the Interested Person, or (b) the class of common shares of the Interested Person which is beneficially owned by most persons.

     2. "Affiliate" and "associate" shall have the respective meanings given those terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.


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     3. A person shall be the "beneficial owner" and "beneficially own" shares of stock of the Corporation (other than shares of the Corporation's stock held in its treasury) (a) which such person and its affiliates or associates beneficially own, directly or indirectly, whether of record or not, (b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants, or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of the Corporation.

     4. "Business Combination" is:

         (a) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into (i) any Interested Person (regardless of the identity of the surviving corporation) or (ii) any other person, which is, or after such merger or consolidation would be, an Affiliate of the Interested Person;

         (b) any sale, lease or other disposition of all or any substantial part (assets having a fair market value of twenty-five percent (25%) of the total assets of the Corporation) of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof; or

         (c) any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration of or in exchange for any securities or other property (including cash).

     5. "Disinterested Director" means any member of the Board of Directors of the Corporation (the "Board") who is not affiliated with the Interested Person and who was a member of the Board prior to the time that the Interested Person became an Interested Person, and any successor of a Disinterested Director who is unaffiliated with the Interested Person and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board, and any person elected to fill a newly created directorship who is unaffiliated with, and not a nominee of, the Interested Person, and who is recommended by a majority of the Disinterested Directors then on the Board.

     6. "Interested Person" is any person which, as of the record date for the determination of shareholders entitled to notice of any Business Combination and to vote thereon or consent thereto, or as of the date of any such vote or consent, immediately prior to the consummation of any Business Combination, beneficially owns, directly or indirectly, ten percent (10%) or more of the shares of the Corporation eligible to vote on a matter submitted to a vote of the shareholders of the Corporation; provided, however, that the term "Interested Person" shall not include W. Jonathan Wride or Rita G. Sandell (whether individually or together).

     7. "Person" is an individual, partnership, corporation or other entity.


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     8. "Subsidiary of the Corporation" is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

     C. No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article X, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Florida in effect at the time, shall receive the affirmative vote or consent of the holders of seventy-five percent (75%) of all the votes entitled to bd cast by each class of Common Shares of the Corporation on a matter submitted to a vote of the shareholders of the Corporation.

                                       XI.

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that to the extent required by applicable law, this Article shall not eliminate or limit the liability of a director (i) for a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) for any transaction from which the director derived an improper personal benefit, (iii) for unlawful distributions to shareholders of the Corporation in violation of Section
607.06401 of the Florida Business Corporation Act, as in effect on the date hereof, or (iv) for willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure judgment in its favor or in a proceeding by or in the right of a shareholder. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                      XII.

     The name and address of the incorporator to these Articles of Incorporation was W. Jonathan Wride, 400 Fifth Avenue South, Naples, Florida 34102.

                                      XIII.

     The By-Laws of the Corporation may be adopted, altered, amended, or repealed by the shareholders or by the Board of Directors. Action by the shareholders with respect to the By-Laws shall be taken by an affirmative vote of sixty-six and two-thirds percent (66 2/3%) of all the votes eligible to be cast by each class of stock of the Corporation on a matter submitted to a vote of the shareholders of the Corporation, and action by the Board of Directors with respect to the By-Laws shall be taken by an affirmative vote of a majority of all directors then holding office.


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


     IN WITNESS WHEREOF, the Corporation has caused these Second Amended and Restated Articles of Incorporation to be executed by W. Jonathan Wride, President and Chief Executive Officer of the Corporation, on this 23rd day of September, 1998.


                                  By: /s/ W. JONATHAN WRIDE
                                      ----------------------------------------
                                          W. Jonathan Wride
                                          President and Chief Executive Officer


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